                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          SOUTHERN ENERGY HOMES, INC.
                (Name of Registrant as Specified In Its Charter)

                          SOUTHERN ENERGY HOMES, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           SOUTHERN ENERGY HOMES, INC.

                  Notice of 2001 Annual Meeting of Stockholders

                                  May 22, 2001



To the Stockholders:

         The 2001 Annual Meeting of the Stockholders of SOUTHERN ENERGY HOMES, INC. will be held on Tuesday, May 22, 2001, at 10:00 A.M. at The Corporate Offices of Southern Energy Homes, Inc., 144 Corporate Way, Addison, Alabama, for the following purposes:

         1. To elect a Board of eight Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

         2. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                        By order of the Board of Directors




                                        Keith W. Brown
                                        Secretary


Addison, Alabama
April 20, 2001

                           SOUTHERN ENERGY HOMES, INC.
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southern Energy Homes, Inc. (the "Corporation") for use at the 2001 Annual Meeting of Stockholders to be held on Tuesday, May 22, 2001, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 20, 2001.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. Abstentions and "non-votes" will have no effect on the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

         The Corporation's principal executive offices are located at 144 Corporate Way, Addison, Alabama 35540 and its telephone number is (256) 747-8589.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 12,132,990 shares of Common Stock, par value $.0001 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Eight Directors of the Corporation are to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the eight nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Corporation or its subsidiaries, except for

Wendell L. Batchelor and Clinton O. Holdbrooks, who are the uncle and father, respectively, of Keith O. Holdbrooks, President and Chief Operating Officer and Director of the Corporation.


                                         YEAR FIRST
                                         ELECTED A     POSITION WITH THE CORPORATION OR PRINCIPAL
NAME OF NOMINEE                AGE       DIRECTOR      OCCUPATION DURING THE PAST FIVE YEARS
---------------                ---       --------      -------------------------------------
Wendell L. Batchelor           58        1982          Chairman of the Corporation's Board since 1996. Since 1982,
                                                       Chief Executive Officer and a Director of the Corporation.
                                                       President of the Corporation 1982 to 1999.

Johnny R. Long                 54        1982          Executive Vice President of the Corporation 1996 - 1999. Vice
                                                       President of the Corporation from 1982 to 1999 and a Director.

Keith O. Holdbrooks            40        1998          President since 1999. Director since 1998. Since 1996, Chief
                                                       Operating Officer of the Corporation. General Manager of the
                                                       Corporation's Southern Homes division from 1991 to 1996.

Keith W. Brown                 45        1989          Executive Vice President since 1996. Chief Financial Officer of the Corporation since 1982; Treasurer since January 1993;
                                                       Secretary from 1982 to January 1993 and from September 1993 to present; and a Director since 1989.

Louis C. Henderson, Jr.        63        2000          Management consultant of Henderson & Associates since 1999, a firm engaged in various consulting activities. From
                                                       February, 1997 until June, 1998, President and Chief
                                                       Executive Officer of Wall Street Deli, Inc., an operator and franchiser of upscale delicatessen style restaurants.
                                                       President of Hackney Group from 1989 until 1996, a privately owned company, managing a diverse group of manufacturing,
                                                       distribution and service companies. Senior Vice President
                                                       Operations of Protective Life Corporation from 1981 until
                                                       1989 and Chief Financial Officer from 1986 to 1989.

Clinton O. Holdbrooks          62        2000          Chairman of the Board of Directors Colonial Bank - Central
                                                       Alabama Region since 2000, headquartered in Birmingham,
                                                       Alabama. Chairman of the Board of Directors Colonial Bank, East
                                                       Central Region from 1990 to 2000, headquartered in Anniston,
                                                       Alabama. Director of Colonial BancGroup, Montgomery, Alabama
                                                       since 1986. Director of Brownell Travel, Birmingham, Alabama since 1991.

A.C. (Del) Marsh               44        2000          Chairman of the Board of Directors and CEO of IPC Aerospace
                                                       since 1988. Headquartered in Anniston, Alabama, IPC
                                                       Aerospace is one of the world's leading providers in the
                                                       business of piece part repair of pneumatic and hydraulic
                                                       components. Alabama state senator since 1996.

James A. Taylor                59        2000          Chairman of the Board and CEO of Banc Corporation since 1997, a publicly traded bank holding company headquartered in
                                                       Birmingham, Alabama, which has locations throughout Alabama and Florida. Chairman of the Board of Directors and CEO of
                                                       Alabama National BanCorporation from 1986 to 1996. President of
                                                       DISCO Aluminum Products, Inc. from 1977 to 1979.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 2000, there were four meetings of the Board of Directors of the Corporation. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee.

         The Corporation pays each of Louis C. Henderson, Jr., Clinton O. Holdbrooks, Johnny R. Long, Del Marsh, and James A. Taylor $12,000 per annum, in quarterly installments, for their attendance at and participation in meetings of the Board of Directors and its Committees. The Corporation currently has no arrangement for the compensation of any of its other Directors for their services on the Corporation's Board of Directors or participation in Committees of the Board of Directors. The Corporation does, however, reimburse all Directors for any expenses, which they may incur in attending meetings of the Board of Directors or its Committees.

         The Board of Directors has a Compensation Committee whose members are Johnny R. Long, Louis C. Henderson, Jr. and Del Marsh. The Compensation Committee recommends to the Board of Directors compensation for the Corporation's key employees. The Compensation Committee met once in 2000.

         The Board of Directors has a Stock Option Committee, whose members are Johnny R. Long, Louis C. Henderson, Jr., and Clinton O. Holdbrooks, which administers the 1993 Stock Option Plan. The Stock Option Committee met two times during 2000.

         The Corporation also has an Audit Committee whose members are Louis C. Henderson, Jr. (Chairman), Del Marsh and James A. Taylor. The Audit Committee reviews with the Corporation's independent accountants the scope of the audit for the year, the results of the audit when completed and the independent accountants' fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with the independent accountants the Corporation's internal accounting controls and financial management practices. During fiscal 2000, there were three meetings of the Audit Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 9, 2001 certain information with respect to beneficial ownership of the Corporation's Common Stock by: (i) each person known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock; (ii) each of the Corporation's directors, (iii) each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named stockholder or from public records. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.


                                               AMOUNT AND NATURE OF
      NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)                PERCENT OF CLASS
      ------------------------               ------------------------                ----------------
Wendell L. Batchelor                                    1,150,646                          9.3%

Johnny R. Long                                            783,753                          6.4%

Keith O. Holdbrooks                                       340,033                          2.7%

Keith W. Brown                                            325,430                          2.6%

Dan E. Batchelor                                           19,900                           *

Louis C. Henderson, Jr.                                     9,750                           *

Clinton O. Holdbrooks                                     476,450                          3.9%

A.C. (Del) Marsh                                          103,750                           *

James A. Taylor                                            81,750                           *

Heartland Advisors, Inc.                                1,985,500                          16.4%
   789 Water Street
   Milwaukee, WI 53202

Dimensional Fund Advisors                                 838,725                          6.9%
   1299 Ocean Ave. 11th Floor
   Santa Monica, CA 90401

All executive officers and
directors as a group (9 persons)                        3,291,462                         25.7%

*  Less than one percent

(1) Includes currently exercisable options to purchase 233,779, 22,500, 239,999, 158,778, 6,000, 3,750, 3,750, 3,750 and 3,750 shares of common stock held by Messrs. Wendell Batchelor, Long, Keith Holdbrooks, Brown, Dan Batchelor, Henderson, Clinton Holdbrooks, Marsh and Taylor, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation's Compensation Committee currently consists of Messrs. Long, Marsh and Henderson. None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. Mr. Long was formerly Executive Vice President of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 29, 2000.

                           SUMMARY COMPENSATION TABLE




                                             ANNUAL COMPENSATION                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                          OTHER          SECURITIES         ALL OTHER
          NAME AND               YEAR        SALARY         BONUS         ANNUAL        UNDERLYING       COMPENSATION(5)
     PRINCIPAL POSITION          ENDED         ($)          ($)       COMPENSATION     OPTIONS (#)(4)          ($)
     ------------------          -----       ------        ------     ------------     --------------    ---------------

Wendell L. Batchelor            12/29/00     150,000              0            (3)        100,000             2,553
Chairman & CEO                  12/31/99     216,949(1)     101,979(1)         (3)         15,000             2,043
                                01/01/99     440,004        435,060            (3)        158,779             1,956

Johnny R. Long                  12/29/00           0              0            (3)          3,750                 0
Executive Vice President        12/31/99      31,731(2)     179,288(2)         (3)           None               630
                                01/01/99      75,000        380,680            (3)         18,750               790

Keith W. Brown                  12/29/00     135,000            303            (3)         25,000             1,339
Executive Vice-President        12/31/99     135,000        264,573            (3)         15,000             1,044
Chief Financial Officer,        01/01/99     135,000        380,680            (3)        158,778               946
Treasurer and Secretary

Keith O. Holdbrooks             12/29/00     150,000         90,706            (3)        100,000               858
President &                     12/31/99     150,000        264,573            (3)         15,000               630
Chief Operating Officer         01/01/99     150,000        380,680            (3)        164,999               525

Dan E. Batchelor                12/29/00     225,000              0            (3)          4,000                 0
Vice-President,                 12/31/99     225,021              0            (3)          2,000                 0
General Counsel                 01/01/99     110,240              0            (3)              0                 0

--------------
(1) Effective March 27, 1999, Mr. Wendell Batchelor voluntarily agreed to reduce his base salary from $36,667 to $12,500 per month, and to suspend his right to receive bonus compensation.

(2)      Mr. Long retired June 1, 1999.

(3) The aggregate amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(4) Options granted to executive officers during the periods were granted pursuant to the Corporation's 1993 Stock Option Plan, and have been adjusted for subsequent stock splits through December 29, 2000. In connection with a repricing of outstanding options during the fiscal year ended January 1, 1999, each executive officer surrendered and was granted replacement options as follows: Mr. Keith Holdbrooks, 124,999 shares, Mr. Wendell Batchelor, 118,779 shares, Mr. Brown, 118,778 shares, and Mr. Long, 18,750 shares.

(5) Includes the following for 2000: (i) matching contributions in the amount of $858 made by the Corporation to its 401(k) plan on behalf of each named executive officer, except for Mr. Dan Batchelor; (ii) $1,695 and $481, which represents the portion of the premium payment that is attributable to term insurance coverage for Messrs. Wendell Batchelor and Brown, respectively, as determined by tables supplied by the Internal Revenue Service.

STOCK OPTION PLANS

         The following tables set forth certain information with respect to the stock options granted to the named executive officers during the fiscal year ended December 29, 2000 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at the end of such fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                           -----------------------------------------------------
                                                                                        POTENTIAL
                                                                                     REALIZABLE VALUE
                            NUMBER OF     % OF TOTAL                                    AT ASSUMED
                            SECURITIES     OPTIONS                                   ANNUAL RATES OF
                            UNDERLYING    GRANTED TO                                   STOCK PRICE
                             OPTIONS      EMPLOYEES    EXERCISE                      APPRECIATION FOR
                             GRANTED          IN         PRICE      EXPIRATION       OPTION TERM (3)
NAME                           (#)       FISCAL YEAR    $/SHARE        DATE        5% ($)       10%($)
----                           ---       -----------    -------        ----        ------       ------
Wendell L. Batchelor       100,000 (1)       30%          1.06       5/31/10       66,674       168,540


Keith W. Brown              25,000 (1)        7%          1.06       5/31/10       16,669        42,335


Keith O. Holdbrooks        100,000 (1)       30%          1.06       5/31/10       66,674       168,540


Dan E. Batchelor             4,000 (2)        1%          1.06       5/31/10        2,667         6,742

--------------

(1)      Options are fully exercisable upon grant.

(2)      Options are vested equally over two years from date of grant.

(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                SHARES         VALUE        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON     REALIZED      OPTIONS AT 12/29/00(#)             12/29/00($)(2)
NAME                         EXERCISE (#)      ($)(1)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                         ------------      ------      -------------------------      -------------------------
Wendell L. Batchelor              -0-           -0-              233,779/ -0-                     -0- / -0-

Keith W. Brown                    -0-           -0-              158,778/ -0-                     -0- / -0-

Keith O. Holdbrooks               -0-           -0-              239,999/ -0-                     -0- / -0-


Dan E. Batchelor                  -0-           -0-              1,000/ 5,000                     -0- / -0-


(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the closing price of the Company's Common Stock on December 29, 2000 on the Nasdaq National Market of $0.938, minus the respective option exercise prices.

EMPLOYMENT AGREEMENTS

         The Corporation has entered into employment agreements, dated as of June 8, 1989 and amended as of July 1, 1993 and June 14, 1996, with each of Wendell L. Batchelor and Keith W. Brown. Mr. Wendell Batchelor's agreement (as amended) provides that he shall serve as President and Chief Executive Officer of the Corporation at a base salary of $36,667 per month. In addition to his base salary, Mr. Wendell Batchelor is entitled to receive monthly incentive bonus compensation in an amount equal to 2% of the Corporation's monthly net operating income before interest expenses, taxes and amortization for organizational expenses, goodwill and covenants not to compete, and without reduction for any management fees payable to Lee Capital Holdings ("Net Income"). Effective March 27, 1999, Mr. Wendell Batchelor voluntarily agreed to reduce his base salary from $36,667 to $12,500 per month, and to suspend his right to receive bonus compensation. Mr. Wendell Batchelor received a bonus of approximately $101,979 (through March 27, 1999) for the year ended December 31, 1999.

         Mr. Brown's agreement provides that he shall serve as Chief Financial Officer and Controller of the Corporation at a base salary of $11,250 per month. In addition to his base salary, Mr. Brown is entitled to receive monthly bonus compensation payable in an amount equal to 1.75% of the Corporation's monthly Net Income.

         Each of the employment agreements automatically renews for successive one-year periods unless sooner terminated by the specified executive or the Corporation by notice not less than 90 days prior to the date of renewal or by the Corporation immediately for "cause" or for other than "cause" upon 30 days' prior notice. Each of the employment agreements provides for the payment of severance of up to six months' base salary payable in six equal monthly installments in the event the executive is terminated by the Corporation.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Since the Corporation became a public company on March 12, 1993, its executive compensation program has been administered by the Compensation Committee of the Board of Directors (the "Committee"). No officers of the Corporation are members of the Committee.

         Since the Corporation's Executive Officers (other than Mr. Keith Holdbrooks and Mr. Dan Batchelor) are compensated pursuant to employment contracts, the Committee's deliberations with respect to these officers involve a determination as to whether the contracts should be amended to change the compensation or other terms thereof, and whether to permit the contracts to automatically renew for successive one year periods. Deliberations concerning Mr. Keith Holdbrooks' and Mr. Dan Batchelor's compensation involve the considerations described below with respect to review of employment contracts.

         The compensation paid to executive officers pursuant to the employment contracts consists of a combination of base salaries and monthly bonuses. The bonus compensation payable is tied to the Corporation's "net income" as defined under the contracts and accordingly is intended to reward the executive officers for improvements in the Corporation's financial results. A significant component of the executive officers' compensation is the bonuses, and accordingly their compensation is in large measure directly related to the financial performance of the Corporation as measured by its net income, as so defined. See "Executive Compensation - Employment Agreements."

         In its deliberations with respect to the review of the employment contracts, the Committee considered the past performance of the officers, their level of responsibilities, and the Committee's view of the level of compensation necessary to attract and retain talented individuals in the competitive environment in which the Corporation operates. The Committee assigned no particular weight to any one factor, and viewed the deliberations as an exercise of subjective judgment on the part of the Committee.

COMPENSATION OF WENDELL BATCHELOR, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         The Committee established the compensation of Wendell L. Batchelor, Chief Executive Officer of the Corporation for the fiscal year ended December 29, 2000, using the same criteria that were used to determine the compensation of other executive officers, as described above. Mr. Wendell Batchelor received a salary of $150,000, for the fiscal year ended December 29, 2000. The Corporation had a net loss for the year ended December 29, 2000. Effective March 27, 1999, Mr. Batchelor voluntarily agreed to reduce his base salary from $36,667 to $12,500 per month, and to suspend his right to receive bonus compensation. Mr. Batchelor received a bonus of approximately $101,979 (through March 27, 1999) for the year ended December 31, 1999. Mr. Batchelor received no bonus for the year ended December 29, 2000.

         Mr. Batchelor's 2000 bonus decreased approximately $102,000 compared to his 1999 bonus.

         The foregoing report has been approved by all members of the Committee.


                                              COMPENSATION COMMITTEE


                                              Louis C. Henderson, Jr.
                                              Johnny R. Long
                                              A.C. (Del) Marsh

                             AUDIT COMMITTEE REPORT

         During fiscal 2000, the Audit Committee of the Board of Directors (the "Audit Committee") consisted of three of the Company's directors: Messrs. Henderson, Marsh and Taylor. All members of the Company's Audit Committee are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), which was approved and adopted by the Board of Directors on May 22, 2000. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: recommending the engagement and overseeing the performance of the Company's independent auditors; reviewing the Company's financial disclosure documents; monitoring the Company's financial reporting process and internal control systems; monitoring potential conflicts of interest among the Company and its executive officers and directors; and providing a liaison between the independent auditors and the Board of Directors.

         The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 29, 2000. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent auditors the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Arthur Andersen LLP regarding their independence, and has discussed the matter with the auditors.

         Based on its review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000. Further, the Audit Committee recommends that the Board of Directors engage Arthur Andersen LLP the Company's independent auditors for the fiscal year ending December 28, 2001.


                                                     Audit Committee


                                                     Louis C. Henderson, Jr.
                                                     Del Marsh
                                                     James Taylor

                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative total return to shareholders on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group (the "Peer Group") of companies selected by the Corporation whose primary business is manufactured housing. The Peer Group consists of the following companies: American Homestar Corp., Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Kit Manufacturing, Liberty Homes - Class A, Nobility Homes, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation. It should be noted that the companies in the Peer Group are not perfectly comparable to the Corporation. Certain of the companies are either much larger or much smaller than the Corporation; some are involved in the production of manufactured housing and recreational vehicles; and some are vertically integrated to a much greater extent than the Corporation and engage, for instance, in more significant retail sales and local development activities.

         The graph and the table assume $100.00 was invested in December, 1995 in each of the Corporation's Common Stock, the S&P 500 Index and in the Peer Group and also assumes reinvestment of dividends. The 2000 cumulative returns were such that $100.00 invested in December 1995 had the following values at December 2000: Southern Energy Homes, Inc., $8.04; S&P 500 Index, $231.98 and Peer Group, $53.37.

                              [PERFORMANCE GRAPH]


                        COMPARISON OF CUMULATIVE RETURNS

                               Measurement Period


                                     Base Period     December     December     December      December      December
Company Name/Index                 December 1995         1996         1997         1998          1999          2000

Southern Energy Homes, Inc.             100             98.57        68.57        52.50         20.09          8.04
S&P 500 Index                           100            122.96       163.98       210.85        255.21        231.98
Peer Group                              100            104.38       138.08       125.00         64.90         53.37

                              CERTAIN TRANSACTIONS

         In January 1993, the Corporation reincorporated as a Delaware corporation by merging its predecessor, an Alabama corporation also known as Southern Energy Homes, Inc. ("SEH Alabama"), into the Corporation. As the surviving corporation, the Corporation assumed all of the obligations of SEH Alabama.

         On June 8, 1989, Lee Capital Holdings, then a Massachusetts general partnership (now Lee Capital Holdings, LLC), and two of its employees (the "Lee Group"), acquired 60% of the outstanding capital stock of SEH Alabama in a leveraged buyout (the "Acquisition"). The Acquisition was effected through the purchase of the stock of SEH Alabama by a newly formed corporation, SEH Acquisition Corp., 60% of which was owned by the Lee Group and 40% of which was owned by certain stockholders and members of SEH Alabama's management group.

         Since March 30, 1991, the Corporation has sold homes to a development company which has developed a residential subdivision in Gardendale, Alabama. This development company was until December, 1995 controlled by Wendell L. Batchelor and his brother-in-law, Clinton O. Holdbrooks. In December of 1995, Wendell L. Batchelor transferred his one-third interest in the development company to his two children, and Clinton O. Holdbrooks transferred his one-third interest in the development company to his two children, one of whom is Keith O. Holdbrooks, President, Chief Operating Officer and Director of the Corporation. For the fiscal year ended December 31, 1999 and December 29, 2000, sales to this development company were approximately $203,000 and $44,000, respectively. Transactions with the development company have been at prices and on terms no less favorable to the Corporation than transactions with independent third parties.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 28, 2001.

         A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Arthur Andersen LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

                            INDEPENDENT AUDITOR FEES

         Audit Fees. Arthur Andersen LLP billed the Company an aggregate of $157,940 for professional services rendered by them in connection with its audit of the Company's financial statements for the fiscal year ended December 29, 2000 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2000.

         Financial Information Systems Design and Implementation. Arthur Andersen billed the Company an aggregate of $274,761 in connection with professional services rendered during fiscal 2000 to (i) directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network and (ii) design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

         All Other Fees. Arthur Andersen billed the Company an additional $99,743 for professional services rendered during fiscal 2000 for services not otherwise described above. These fees include fees for tax-related services.

         The Company's Audit Committee considered whether the non-audit services rendered by Arthur Andersen during fiscal 2000, as described under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above, [and determined that such services] were compatible with Arthur Andersen's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 29, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with, except as follows:

         Wendell Batchelor: failed to file a Form 5 to report grant of options; Keith Brown: filed a late Form 4 to report the purchase of shares by himself and his two sons and failed to file a Form 5 to report grant of options; Keith
Holdbrooks: filed a late Form 4 to report purchase of shares and failed to file a Form 5 to report grant of options; Louis C. Henderson: late Form 3; Clinton
Holdbrooks: late Form 3; James Taylor: late Form 3 and failed to file either a Form 4 or a Form 5 to report purchase of shares; and Dan Batchelor: filed a Form 3 late.

                DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received at the Corporation's principal executive offices in Addison, Alabama on or before December 23, 2000. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                           INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                   10-K REPORT

         THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO KEITH W. BROWN, SOUTHERN ENERGY HOMES, INC., 144 CORPORATE WAY, ADDISON, ALABAMA 35540.

                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.


                                        By order of the Board of Directors


                                        Keith W. Brown, Secretary



Addison, Alabama


April 20, 2001

                                                                SKU: SRNCM-PS-01

                           SOUTHERN ENERGY HOMES, INC.

The undersigned hereby appoints Wendell L. Batchelor and Louis C. Henderson, Jr., and each of them acting singly, with full power of substitution, proxies to represent the undersigned at the 2001 Annual Meeting of Stockholders of SOUTHERN ENERGY HOMES, INC. to be held May 22, 2001 at 10:00 a.m. at The Corporate Offices of Southern Energy Homes, Inc., 144 Corporate Way, Addison, Alabama, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of SOUTHERN ENERGY HOMES, INC. standing in the name of the undersigned upon the matters set forth in the Notice and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?


------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------

--------------------------------------------------
           SOUTHERN ENERGY HOMES, INC.
--------------------------------------------------

1. Election of Directors

                                                    For All    With-    For All
                                                    Nominees   hold     Except
WENDELL L. BATCHELOR        CLINTON O. HOLDBROOKS     [ ]      [ ]       [ ]
KEITH W. BROWN              JOHNNY R. LONG
LOUIS C. HENDERSON, JR.     A.C. (DEL) MARSH
KEITH O. HOLDBROOKS         JAMES A. TAYLOR


CONTROL NUMBER:
RECORD DATE SHARES:

Note: If you do not wish your shares voted "For" a particular nominee(s), mark the "For All Except" box and strike a line through the name(s) of such nominee(s). Your shares will be voted for the remaining nominee(s).

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if you plan to attend the Meeting in person.             [ ]

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                          [ ]


Please be sure to sign and date this Proxy.


--------------------------------------------------------
                                          Date


--------------------------------------------------------
Stockholder sign here           Co-owner sign here



                           SOUTHERN ENERGY HOMES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 22, 2001.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Southern Energy Homes, Inc.